UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

AMERICAN EXPRESS COMPANY
(Exact name of registrant as specified in its charter)

New York	13-4922250
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

200 Vesey Street
New York, New York	10285
(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
3.835% Fixed-to-Floating Rate Notes due June 16, 2034	The New York Stock Exchange
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐
If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐
Securities Act registration statement file number to which this form relates: 333-276975.
Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant's Securities to be Registered
The description of the 3.835% Fixed-to-Floating Rate Notes due June 16, 2034 of American Express Company (the "Registrant") as set forth in the section captioned "Description of Debt Securities" in the Registrant's Prospectus dated February 9, 2024 included in the Registrant's registration statement on Form S-3 (File No. 333-276975) filed with the Securities and Exchange Commission (the "SEC") on February 9, 2024 and as set forth in the section captioned "Description of Notes" in the Registrant's Prospectus Supplement dated June 10, 2026 and filed with the SEC on June 11, 2026 pursuant to Rule 424(b) under the Securities Act of 1933, as amended, is incorporated herein by reference.
Item 2. Exhibits

Exhibit	Description
4.1
Senior Indenture dated as of August 1, 2007, between the Registrant and The Bank of New York Mellon, as trustee (incorporated by reference to Exhibit 4(k) of the Registrant's Registration Statement under the Securities Act of 1933 on Form S-3 (File No. 333-162791), filed on October 30, 2009).

4.2
First Supplemental Indenture dated as of February 12, 2021 to the Senior Indenture dated as of August 1, 2007, between the Registrant and The Bank of New York Mellon, as trustee (incorporated by reference to Exhibit 4(b) of the Registrant's Registration Statement under the Securities Act of 1933 on Form S-3 (File No. 333-253057), filed on February 12, 2021).

4.3
Second Supplemental Indenture dated as of May 1, 2023 to the Senior Indenture dated as of August 1, 2007, between the Registrant and The Bank of New York Mellon, as trustee (incorporated by reference to Exhibit 4 of the Registrant's Current Report on Form 8-K (File No. 1-7657), filed on May 1, 2023).

4.4	Form of 3.835% Fixed-to-Floating Rate Notes due June 16, 2034.

SIGNATURE
Pursuant to the requirements of Section 12 of the U.S. Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.
Date: June 17, 2026

AMERICAN EXPRESS COMPANY

/s/ James J. Killerlane III
Name:	James J. Killerlane III
Title:	Corporate Secretary